Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amarillo Biosciences, Inc.

We consent to incorporation by reference in this Registration Statement of Amarillo Biosciences, Inc., on Form S-8 to be filed with the Commission on or about November 18, 2010 of our Report of Independent Registered Public Accounting Firm dated March 29, 2010 covering the balance sheets of Amarillo Biosciences, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended.

/s/LBB & Associates Ltd., LLP

Houston, Texas
November 18, 2010

16